UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 6, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 6, 2026, Tenon Medical, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-35 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding, effective as of 12:01 a.m. Eastern Time on August 10, 2026 (the “Reverse Stock Split”). As previously reported by the Company, at the Company’s 2026 Annual Meeting of Stockholders held on July 23, 2026, the Company’s stockholders approved the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio within the range of 1-for-2 to 1-for-35, with such ratio to be determined by the Company’s Board of Directors (the “Board”). Following the stockholder approval, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-35 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every thirty-five (35) shares of issued and outstanding Common Stock were automatically combined into one (1) issued and outstanding share of Common Stock. No fractional shares were issued as a result of the Reverse Stock Split; fractional entitlements were rounded up to the next whole number.

The Common Stock began trading on a reverse stock split-adjusted basis on the Nasdaq Capital Market on August 10, 2026. The trading symbol for the Common Stock remained “TNON.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 88066N402.

Proportionate adjustments were also made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and the number of shares of Common Stock reserved for future issuance under the Company’s equity incentive plans. The Company adjusted the number of shares available for issuance upon the exercise of outstanding warrants to issue Common Stock as well as the exercise price to reflect the effects of the Reverse Stock Split. The Company also adjusted the number of shares issuable upon conversion of outstanding restricted stock units to reflect the effects of the Reverse Stock Split.

The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On August 6, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Tenon Medical, Inc., filed on August 6, 2026
99.1	Press release of the Company issued August 6, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026	TENON MEDICAL, INC.
(Registrant)

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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